UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

 of the Securities Exchange Act of 1934

November 21, 2019

Date of Report (Date of earliest event reported)

Alpine Income Property Trust, Inc.

 (Exact name of registrant as specified in its charter)

Maryland	001-39143	84-2769895
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

1140 N. Williamson Blvd., Suite 140
Daytona Beach, FL	32114
(Address of principal executive officers)	(Zip Code)

Registrant’s telephone number, including area code: (386) 274-2202

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PINE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01.            Entry into a Material Definitive Agreement.

On November 26, 2019, Alpine Income Property Trust, Inc., a Maryland corporation (the “Company”), closed:

•	its initial public offering (the “IPO”) of 7,500,000 shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”);
•	the concurrent private placement to Consolidated-Tomoka Land Co., a Florida corporation (“CTO”), of 394,737 shares of Common Stock (the “Concurrent CTO Private Placement”); and
•

the formation transactions described in the Company’s Registration Statement on Form S-11 (Registration No. 333-234304) (as amended, the “Registration Statement”), including the acquisition of the Company’s initial portfolio of single-tenant commercial properties.

The Company’s initial portfolio consists of 20 single-tenant, primarily net leased retail and office properties located in 15 markets in ten states. The Company acquired the properties in its initial portfolio from CTO and certain of CTO’s subsidiaries in exchange for approximately $125.9 million in cash and 1,223,854 common units of limited partnership interest (“OP Units”) in Alpine Income Property OP, LP, a Delaware limited partnership and the Company’s operating partnership (the “Operating Partnership”).

In connection with the IPO, the Concurrent CTO Private Placement, and the related formation transactions, the Company entered into the material agreements and certain other organizational documents discussed below, forms of which were previously described in, and filed as exhibits to, the Registration Statement.

Underwriting Agreement

On November 21, 2019, the Company, the Operating Partnership and Alpine Income Property Manager, LLC, a wholly-owned subsidiary of CTO and the Company’s external manager (the “Manager”), entered into an underwriting agreement with Raymond James & Associates, Inc., as representative of the several underwriters named therein (the “Underwriting Agreement”), to issue and sell 7,500,000 shares of Common Stock, plus up to an additional 1,125,000 shares issuable upon the exercise in full of the underwriters’ option to purchase additional shares. The Underwriting Agreement contains customary representations, warranties and covenants among the parties. These representations, warranties and covenants are not representations of factual information to investors about the Company, the Operating Partnership, the Manager or their respective subsidiaries, and the sale of Common Stock pursuant to the Underwriting Agreement is not a representation that there has not been any change in the condition of the Company,  the Operating Partnership or the Manager. A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and incorporated herein by reference.

Stock Purchase Agreement; Registration Rights Agreement

On November 21, 2019, the Company and CTO entered into a stock purchase agreement (the “Stock Purchase Agreement”) to issue and sell to CTO 394,737 shares of Common Stock (the “Private Placement Shares”) in the Concurrent CTO Private Placement. The Concurrent CTO Private Placement closed on November 26, 2019. Pursuant to the Stock Purchase Agreement, CTO purchased the Private Placement Shares at a price of $19.00 per share, or $7.5 million in the aggregate, without payment of any placement fee or underwriting discount. The issuance of the Private Placement Shares was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof. A copy of the Stock Purchase Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

On November 26, 2019, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with CTO, pursuant to which the Company agreed to register the resale of the Private Placement Shares and any additional shares of Common Stock issued to CTO in respect of the Private Placement Shares (collectively, the “Registrable Shares”). The Registration Rights Agreement requires the Company to file a “shelf registration statement” to register the resale of the Registrable Shares as soon as practicable after the Company becomes eligible to use a registration statement on Form S-3 for the registration of securities, and the Company must maintain the effectiveness of such shelf registration statement until all the Registrable Shares have been sold under the shelf registration statement or become eligible for sale, without restriction, pursuant to Rule 144 under the Securities Act. A copy of the Registration Rights Agreement is attached hereto as Exhibit 10.2 and incorporated herein by reference.

In addition, pursuant to the terms of the Partnership Agreement (as defined below), following the date on which the Company becomes eligible to use a registration statement on Form S-3 for the registration of securities and subject to certain further conditions as set forth in the Partnership Agreement, the Company must file a shelf registration statement covering the issuance or resale of shares of Common Stock issuable to the holders of OP Units, including CTO and Indigo Group Ltd., a Florida limited partnership and a wholly owned subsidiary of CTO (“Indigo”), upon redemption of their OP Units.

Amended and Restated Agreement of Limited Partnership

Alpine Income Property GP, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company, as sole general partner of the Operating Partnership (the “General Partner”), entered into an amended and restated agreement of limited partnership (the “Partnership Agreement”), effective November 26, 2019. As described in the Registration Statement, the Operating Partnership is structured to make distributions with respect to OP Units that will be equivalent to the distributions made to the Company’s common stockholders. The Partnership Agreement permits holders of OP Units to redeem their OP Units for cash or, at the Company’s election, Common Stock on a one-for-one basis beginning one year after the date of issuance. The Company is the sole member of the General Partner, and currently owns approximately 86.6% of the OP Units in the Operating Partnership. Except as otherwise expressly provided in the Partnership Agreement, the General Partner has the exclusive power to manage and conduct the business of the Operating Partnership. Consequently, the Company, as the sole member of the General Partner, has full power and authority to do all things it deems necessary or desirable to conduct the business of the Operating Partnership, as set forth in the Partnership Agreement. A copy of the Partnership Agreement is attached hereto as Exhibit 10.3 and incorporated herein by reference.

Tax Protection Agreement

On November 26, 2019, the Company and the Operating Partnership entered into a tax protection agreement (the “Tax Protection Agreement”) with CTO and Indigo. Pursuant to the terms of the Tax Protection Agreement, if the Company disposes of any interest in the Contributed Properties (as defined below) in a taxable transaction within 10 years of the IPO closing date, the Company will indemnify CTO and Indigo for any tax liabilities attributable to the built-in gain that exists with respect to such Contributed Properties as of the IPO closing date and the tax liabilities incurred as a result of such tax protection payment. Pursuant to the Tax Protection Agreement, it is anticipated that the total amount of protected built-in gain on the Contributed Properties and other assets is approximately $9.1 million. Such indemnification obligations could result in aggregate payments of up to $3.1 million. The amount of tax is calculated without regard to any deductions, losses or credits that may be available. The Tax Protection Agreement applies to the disposition of any interest in Alpine Valley Music Theater (East Troy, WI); Family Dollar (Lynn, MA); Hobby Lobby (Winston-Salem, NC); Cheddars (Jacksonville, FL); and Scrubbles (Jacksonville, FL) (each, a “Contributed Property” and, collectively, the “Contributed Properties”).

The tax indemnities described above will not apply to: (i) a disposition of a Contributed Property if such disposition constitutes a “like-kind exchange” under Section 1031 of the Internal Revenue Code of 1986, as amended (the “Code”),  (ii) an involuntary conversion under Section 1033 of the Code or (iii) another transaction (including, but not limited to, a contribution of property that qualifies for the non-recognition of gain under Sections 721 or 351 of the Code or a merger or consolidation of the Operating Partnership with or into another entity that qualifies for taxation as a partnership for U.S. federal income tax purposes) if such transaction does not result in the recognition of taxable income or gain to CTO or Indigo with respect to its OP Units. In the case of the exception discussed in the preceding sentence, the tax protection then would apply to the replacement property (or the partnership interest) received in the transaction, to the extent that the sale or other disposition of that replacement asset would result in the recognition of any of the built-in gain that existed for the applicable Contributed Property at the time of the Company’s formation transactions.

A copy of the Tax Protection Agreement is attached hereto as Exhibit 10.4 and incorporated herein by reference.

Management Agreement

On November 26, 2019, the Company and the Operating Partnership entered into a management agreement (the “Management Agreement”) with the Manager. Pursuant to the terms of the Management Agreement, the Manager manages, operates and administers the Company’s day-to-day operations, business and affairs, subject to the direction and supervision of the Company’s board of directors (the “Board”) and in accordance with the investment guidelines approved and monitored by the Board.  A copy of the Management Agreement is attached hereto as Exhibit 10.5 and incorporated by reference herein.

Term; Termination and Termination Fee

The initial term of the Management Agreement will expire on the fifth anniversary of the IPO closing date and will automatically renew for an unlimited number of successive one-year periods thereafter, unless the Management Agreement is not renewed or is terminated in accordance with its terms.

The Company’s independent directors will review the Manager’s performance and the management fees annually and, following the initial term, the Management Agreement may be terminated annually upon the affirmative vote of two-thirds of the Company’s independent directors or upon a determination by the holders of a majority of the outstanding shares of Common Stock, based upon (i) unsatisfactory performance that is materially detrimental to the Company or (ii) a determination that the management fees payable to the Manager are not fair, subject to the Manager’s right to prevent such termination due to unfair fees by accepting a reduction of management fees agreed to by two-thirds of the Company’s independent directors.

Upon the direction of a majority of the Company’s independent directors, the Company may also terminate the Management Agreement for cause at any time, including during the initial term, without the payment of any termination fee, with 30 days’ prior written notice from the Board.

During the initial term of the Management Agreement, the Company may not terminate the Management Agreement except for cause.

The Manager may terminate the Management Agreement effective upon 60 days’ prior written notice of termination to the Company in the event that the Company defaults in the performance of any material term, condition or covenant contained in the Management Agreement and such default continues for a period of 30 days after written notice thereof specifying such default and requesting that the same be remedied in such 30-day period, in which case the Company would be required to pay the Manager the termination fee described below. In addition, the Manager may terminate the Management Agreement if the Company becomes required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”), with such termination deemed to occur immediately before such event, in which case the Company would not be required to pay the Manager the termination fee described below.

The Manager may decline to renew the Management Agreement by providing the Company with 180 days’ written notice, in which case the Company would not be required to pay the Manager the termination fee described below.

If the Company defaults in its obligation to pay the base management or incentive fees described below and the default continues for a period of 30 days after written notice to the Company requesting that the default be remedied within that period, the Manager may terminate the Management Agreement upon 60 days’ written notice. If the Management Agreement is terminated by the Manager pursuant to this paragraph, the Company would be required to pay the Manager the termination fee described below.

Unless terminated for cause by the Company,  the Manager will be paid a termination fee upon the termination of the Management Agreement equal to three times the sum of (i) the average annual base management fee earned by the Manager during the 24-month period immediately preceding the most recently completed calendar quarter prior to the termination date and (ii) the average annual incentive fee earned by the Manager during the two most recently completed measurement periods (as defined in the Management Agreement) prior to the termination date.

Base Management Fee

The Company will pay the Manager a base management fee equal to 0.375% per quarter of “total equity” (based on a 1.5% annual rate), calculated and payable in cash, quarterly in arrears.

For purposes of calculating the base management fee, “total equity” means, as of a particular date, (i) the sum of the net cash proceeds and the value of non-cash consideration from all issuances of equity securities by the Company or the Operating Partnership since the Company’s inception, including OP Units (calculated on a daily weighted average basis), less (ii) any amount that the Company or the Operating Partnership has paid to repurchase shares of Common Stock or OP Units, as applicable, since the Company’s inception. Total equity may be adjusted to exclude one-time events pursuant to changes in GAAP and certain non-cash items after discussions between the Manager and the Company’s independent directors and with any adjustments approved in advance by a majority of the Company’s independent directors. As a result, total equity, for purposes of calculating the base management fee, could be greater or less than the amount of the Company’s stockholders’ equity calculated in accordance with GAAP and shown on the face of the Company’s consolidated balance sheets.

The Manager will calculate the amount of the base management fee within 30 days after the end of each quarter, and such calculation will be promptly delivered to the Company.  The Company is obligated to pay the quarterly installment of the base management fee calculated for that quarter in cash within five business days after delivery to the Company of the written statement from the Manager setting forth the computation of the base management fee for such quarter; provided, however, that the base management fee may be offset by the Company against amounts due to the Company by the Manager.

Incentive Fee

The Company will pay the Manager an annual incentive fee, if any, with respect to each measurement period, in the amount equal to the greater of (i) $0.00 and (ii) the product of (a) 15% multiplied by (b) the outperformance amount multiplied by (c) the weighted average shares.

For purposes of calculating the incentive fee under the Management Agreement:

•	“outperformance amount” means, with respect to any measurement period, (i) total stockholder return with respect to such measurement period, minus (ii) the cumulative hurdle;
•

“total stockholder return” means, with respect to any measurement period, an amount equal to (i) the final share price, plus (ii) all dividends with respect to a share of Common Stock paid since the beginning of such measurement period (whether paid in cash or a distribution in kind), minus (iii) the high water price;

•	“cumulative hurdle” means an amount equal to an 8% cumulative annual return on the high water price;
•

“final share price” means, with respect to any measurement period, the volume weighted average trading price for a share of Common Stock on the New York Stock Exchange (the “NYSE”) (or any other securities exchange on which the Common Stock is principally traded) over the ten consecutive trading days ending on the last trading day of such measurement period;

•

“high water price” means, with respect to any measurement period, the volume weighted average trading price for a share of Common Stock on the NYSE (or any other securities exchange on which the Common Stock is principally traded) over the ten consecutive trading days ending on the last trading day immediately prior to the beginning of such measurement period; provided, however, that the high water price with respect to the first measurement period will be $19.00; provided further that the high water price for any measurement period will never be less than the highest high water price for any preceding measurement period;

•

“measurement period” means each period beginning on January 1 after the last measurement period with respect to which the incentive fee shall have been payable (January 1, 2020 with respect to the first measurement period) and ending on December 31 of the applicable calendar year, provided that if the

Management Agreement expires or is terminated other than on December 31, the last measurement period will end on the last complete trading day for the Common Stock on the NYSE (or any other securities exchange on which the Common Stock is principally traded) prior to such termination or expiration; and

•

“weighted average shares” means, with respect to any measurement period, the weighted average fully diluted number of shares of Common Stock issued and outstanding during such measurement period, as determined in accordance with GAAP.

As soon as practicable after the end of each measurement period, the Manager will prepare a statement setting forth its calculation of any incentive fee payable by the Company to the Manager with respect to such measurement period, and the Manager will deliver the statement to the Board.  The Company will pay any such incentive fee in cash promptly (but in any event within 15 business days) after delivery to the Board of the Manager’s statement setting forth its calculation of the incentive fee.

Reimbursement of Expenses

The Company will reimburse the Manager for certain expenses described in the Management Agreement, if incurred by the Manager. The Company will not reimburse any compensation expenses incurred by the Manager or its affiliates. Expense reimbursements to the Manager will be made in cash on a quarterly basis following the end of each quarter. In addition, the Company will pay all of its operating expenses, except those specifically required to be borne by the Manager pursuant to the Management Agreement. The Manager or CTO will be solely responsible for all compensation costs and expenses related to employees of CTO or the Manager that may perform services for the Company, and the Company will have no liability or responsibility therefor.

Investment Guidelines; Additional Matters Requiring Approval of Independent Directors

The Management Agreement includes the following investment guidelines:  (i) no investment will be made that would cause the Company to fail to qualify as a “real estate investment trust” under the Code; (ii) no investment will be made that would cause the Company or any of the Company’s subsidiaries to be required to be registered as an investment company under the Investment Company Act; and (iii) all acquisitions of single-tenant, net leased properties from CTO or any of its affiliates must be approved by a majority of the Company’s independent directors. From time to time, the investment guidelines may be amended, restated, supplemented or waived without the approval of the Company’s stockholders, but with the approval of a majority of the Company’s independent directors.

In addition, the Management Agreement provides that:

•

Beginning with fiscal year 2021, the Manager will prepare an annual operating and capital expenditure budget covering each of the Company’s fiscal years (the “Annual Budget”), and will deliver such Annual Budget to the Company’s independent directors no later than 45 days prior to the first day of the fiscal year covered by such Annual Budget. Each Annual Budget must be approved by a majority of the Company’s independent directors. Any alteration, supplement, amendment or other modification to or variation from the Annual Budget in excess of 5.0% of the budgeted amount for such items must be approved by a majority of the Company’s independent directors.

•

The terms of any new or the non-contractual renewal of a lease that contributed more than the lesser of $5.0 million or 5.0% of the Company’s annualized base rent as of the date the lease is entered into or the expiration of the lease, as applicable, must be approved by a majority of the Company’s independent directors.

•	All acquisitions of single-tenant, net leased properties from CTO or any of its affiliates must be approved by a majority of the Company’s independent directors.

Exclusivity and Right of First Offer Agreement

On November 26, 2019, the Company entered into an exclusivity and right of first offer agreement (the “Exclusivity and ROFO Agreement”) with CTO. The term of the Exclusivity and ROFO Agreement commenced on the date of the closing of the IPO and will continue for so long as the Management Agreement is in effect. During the term of the

Exclusivity and ROFO Agreement, CTO will not, and will cause each of its affiliates (which for purposes of the Exclusivity and ROFO Agreement will not include the Company and its subsidiaries) not to, acquire, directly or indirectly, a single-tenant, net leased property, unless:

•

CTO has notified the Company of the opportunity by delivering a written notice (which may be made by email) containing a description of the opportunity and the terms of the opportunity to the chair of the Company’s nominating and corporate governance committee (or any successor committee performing one or more of the functions of such committee) of the Board (the “Nominating and Corporate Governance Committee”), and the Company has  affirmatively rejected the opportunity in writing (which may be made by email), or the Company has failed to notify CTO in writing (which may be made by email) within ten business days after receipt of CTO’s notice that the Company intends to pursue the opportunity;

•

the opportunity involves the direct or indirect acquisition of (i) an entity that owns a portfolio of commercial income properties that includes, among others, single-tenant, net leased properties, or (ii) a portfolio of commercial income properties that includes, among others, single-tenant, net leased properties, in either case, where not more than 30% of the value of such portfolio, as reasonably determined by CTO, in consultation with the Company’s independent directors, consists of single-tenant, net leased properties;

•

the opportunity involves a property that was under contract for purchase by CTO or an affiliate of CTO as of the closing date of the IPO, such contract is not assignable to the Company and, despite commercially reasonable efforts by CTO, the seller will not agree to an assignment of the contract to the Company; or

•

the opportunity involves a property which, prior to the closing of the IPO, has been identified or designated by CTO as a potential “replacement property” in connection with an open (i.e., not yet completed) like-kind exchange under Section 1031 of the Code.

The terms of the Exclusivity and ROFO Agreement will not restrict CTO or any of its affiliates from providing financing for a third party’s acquisition of single-tenant, net leased properties or from developing and owning any single-tenant, net leased property.

For purposes of the Exclusivity and ROFO Agreement, “single-tenant, net leased property” means a property that is net leased, on a triple-net or double-net basis, to a single tenant or, if such property is net leased to more than one tenant, 95% or more of the rental revenue derived from the ownership and leasing of such property is attributable to a single tenant.

Pursuant to the Exclusivity and ROFO Agreement, CTO has agreed that neither CTO nor any of its affiliates (which for purposes of the Exclusivity and ROFO Agreement will not include the Company and its subsidiaries) will enter into any agreement with any third party for the purchase and/or sale of any single-tenant, net leased property that:

•	is owned by CTO or any of its affiliates as of the closing date of the IPO and that is not a part of the Company’s initial portfolio; and
•	is owned by CTO or any of its affiliates after the closing date of the IPO, without first offering the Company the right to purchase such property.

A copy of the Exclusivity and ROFO Agreement is attached hereto as Exhibit 10.6 and incorporated by reference herein.

Credit Agreement

On November 26, 2019, the Company and the Operating Partnership entered into a credit agreement (the “Credit Agreement”) with a group of lenders for a senior unsecured revolving credit facility (the “Revolving Credit Facility”) in the maximum aggregate initial original principal amount of up to $100 million. BMO Capital Markets Corp. and Raymond James Bank, N.A. are joint lead arrangers and joint bookrunners, with Bank of Montreal as administrative agent.

The Revolving Credit Facility has a term of four years, with the ability to extend the term for one year. The Revolving Credit Facility has an accordion feature that may allow the Operating Partnership to increase the availability under the Revolving Credit Facility by an additional $50 million, subject to meeting specified requirements and obtaining additional commitments from lenders.

Pursuant to the Credit Agreement, the indebtedness outstanding under the Revolving Credit Facility accrues at a rate ranging from the 30-day LIBOR plus 135 basis points to the 30-day LIBOR plus 195 basis points based on the total balance outstanding under the Revolving Credit Facility as a percentage of the total asset value of the Operating Partnership, as defined in the Credit Agreement.

The Operating Partnership will be subject to customary restrictive covenants under the Revolving Credit Facility, including, but not limited to, limitations on the Operating Partnership’s ability to: (a) incur indebtedness; (b) make certain investments; (c) incur certain liens; (d) engage in certain affiliate transactions; and (e) engage in certain major transactions such as mergers. In addition, the Operating Partnership will be subject to various financial maintenance covenants as described in the Credit Agreement.

The description of the Credit Agreement contained in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is attached as Exhibit 10.7 hereto and incorporated by reference herein.

Item 2.01.            Completion of Acquisition or Disposition of Assets.

The information required by Item 2.01 contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03.            Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02.            Unregistered Sales of Equity Securities.

The information required by Item 3.02 contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.03.            Material Modification to Rights of Security Holders.

The information set forth under Item 5.03 below is incorporated by reference into this Item 3.03.

Item 5.02.            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Indemnification Agreements

On November 21, 2019, the Company entered into indemnification agreements with each of the Company’s directors and executive officers. These agreements provide, in general, that the Company will indemnify the applicable executive officer and director to the fullest extent permitted by law in connection with their service to the Company or on the Company’s behalf. A copy of each indemnification agreement is attached hereto as Exhibits 10.8 through 10.15 and incorporated herein by reference.

2019 Individual Equity Incentive Plan; 2019 Manager Equity Incentive Plan

On November 18, 2019, the Company adopted the Alpine Income Property Trust, Inc. 2019 Individual Equity Incentive Plan (the “Individual Plan”) and the Alpine Property Trust, Inc. 2019 Manager Incentive Plan (the “Manager

Plan” and, together with the Individual Plan, the “Plans”), attached hereto as Exhibits 10.16 and 10.17, respectively, and incorporated herein by reference.

The purpose of the Plans is to provide equity incentive opportunities to members of the Manager’s management team and employees who perform services for the Company, the Company’s independent directors, advisers, consultants and other personnel, either individually or via grants of incentive equity to the Manager. The Plans provide for grants of stock options, stock appreciation rights (“SARs”), stock awards, restricted stock units, cash awards, dividend equivalent rights, other equity-based awards, including long-term incentive plan units, and incentive awards. The Individual Plan is intended to provide a means through which the Company’s directors, officers, employees, consultants and advisors of the Company and its affiliates, as well as employees of the Manager and its affiliates who are providing services to the Company and its affiliates, can acquire and maintain an equity interest in the Company or be paid incentive compensation. The Manager Plan is intended to provide a means through which the Manager and its affiliates can acquire and maintain an equity interest in the Company, thereby strengthening their commitment to the welfare of the Company and aligning their interests with those of the Company’s stockholders.

A total of 768,269 shares of Common Stock have been authorized for issuance under the Plans. If an award granted under the Plans expires, is forfeited or terminates, the shares of Common Stock subject to any portion of the award that expires, is forfeited or terminates without having been exercised or paid, as the case may be, will again become available for the issuance of additional awards. Shares of stock (i) surrendered or withheld in payment of the exercise price or taxes related to an award and (ii) covered by a SAR (without regard to the number of shares actually issued upon the exercise of such SAR) will not again be available for award under the Plans. Unless previously terminated by the Board, no new award may be granted under the Plans after November 18, 2029. The maximum aggregate compensation, including cash compensation and the grant date fair value of awards granted under the Individual Plan, to a non-employee director will not exceed $300,000 in any single calendar year.

In connection with the closing of the IPO, on November 26, 2019, the Company granted restricted shares of Common Stock to each of the Non-Employee Directors (as defined below) under the Individual Plan. Each of the Non-Employee Directors received an award of 2,000 restricted shares of Common Stock on November 26, 2019. The restricted shares will vest in substantially equal installments on each of the first, second and third anniversaries of the grant date. In addition, the restricted shares are subject to a holding period beginning on the grant date and ending on the date that the grantee ceases to serve as a member of the Board (the “Holding Period”). During the Holding Period, the restricted shares may not be sold, pledged or otherwise transferred by the grantee. Except for the grant of these 8,000 restricted shares of Common Stock, the Company has not made any grants under the Plans. Any future grants under the Plans will be approved by the independent members of the compensation committee of the Board (the “Compensation Committee”).

Board of Directors

Effective November 22, 2019,  Mark O. Decker, Jr., M. Carson Good, Andrew C. Richardson and Jeffrey S. Yarckin (collectively, the “Non-Employee Directors”) were elected to the Board. Mr. Richardson is the chairman of the Board, reflecting the Company’s policy that the chairman of the Board be an independent director. The Board believes that this is the most appropriate leadership structure for the Company, because having the Board operate under the leadership and direction of someone independent from management provides the Board with the most effective mechanism to fulfill its oversight responsibilities and hold management accountable for the performance of the Company. It also allows the Company’s chief executive officer to focus his time on running the Company’s day-to-day business.

Mr. Decker, Mr. Good and Mr. Richardson serve on the audit committee of the Board (the “Audit Committee”), with Mr. Richardson serving as chairman of the Audit Committee.  Mr. Decker, Mr. Richardson and Mr. Yarckin serve on the Compensation Committee, with Mr. Yarckin serving as chairman of the Compensation Committee.  Mr. Decker, Mr. Good and Mr. Yarckin serve on the Nominating and Corporate Governance Committee, with Mr. Good serving as chairman of the Nominating and Corporate Governance Committee.

There are no arrangements or understandings between any of the Non-Employee Directors and any other person pursuant to which such director was selected to serve as a director of the Company.

Biographical information regarding the Non-Employee Directors and a description of the material terms of the Non-Employee Directors’ annual compensation have previously been reported by the Company in the Registration Statement.

Item 5.03.            Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Articles of Amendment and Restatement

On November 21, 2019, the Company filed with the State Department of Assessments and Taxation of Maryland its Articles of Amendment and Restatement, amending and restating the Company’s original Articles of Incorporation filed on August  19, 2019. A copy of the Company’s Articles of Amendment and Restatement, which became effective on the filing date of November 21, 2019, is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Amended and Restated Bylaws

The Company also adopted its Amended and Restated Bylaws effective November  21, 2019, amending and restating its original Bylaws, which were effective on August 19, 2019. A copy of the Company’s Amended and Restated Bylaws is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 9.01.            Financial Statements and Exhibits.

(d)          Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated November 21, 2019, among Alpine Income Property Trust, Inc., Alpine Income Property OP, LP, Alpine Income Property Manager, LLC and Raymond James & Associates, Inc.

3.1	Articles of Amendment and Restatement of Alpine Income Property Trust, Inc.

3.2	Amended and Restated Bylaws of Alpine Income Property Trust, Inc.

10.1	Stock Purchase Agreement, dated November 21, 2019, between Alpine Income Property Trust, Inc. and Consolidated-Tomoka Land Co.

10.2	Registration Rights Agreement, dated November 26, 2019, between Alpine Income Property Trust, Inc. and Consolidated-Tomoka Land Co.

10.3

Amended and Restated Agreement of Limited Partnership, dated November 26, 2019, among Alpine Income Property GP, LLC, Alpine Income Property Trust, Inc., Consolidated-Tomoka Land Co. and Indigo Group Ltd.

10.4	Tax Protection Agreement, dated November 26, 2019, among Alpine Income Property Trust, Inc., Alpine Income Property OP, LP, Consolidated-Tomoka Land Co. and Indigo Group Ltd.

10.5	Management Agreement, dated November 26, 2019, among Alpine Income Property Trust, Inc., Alpine Income Property OP, LP and Alpine Income Property Manager, LLC

10.6	Exclusivity and Right of First Offer Agreement, dated November 26, 2019, between Consolidated-Tomoka Land Co. and Alpine Income Property Trust, Inc.

10.7	Credit Agreement, dated November 26, 2019, among Alpine Income Property OP, LP, Alpine Income Property Trust, Inc., Bank of Montreal, BMO Capital Markets Corp. and Raymond James Bank, N.A.

10.8	Indemnification Agreement, dated November 21, 2019, between Alpine Income Property Trust, Inc. and John P. Albright

10.9	Indemnification Agreement, dated November 21, 2019, between Alpine Income Property Trust, Inc. and Mark E. Patten

10.10	Indemnification Agreement, dated November 21, 2019, between Alpine Income Property Trust, Inc. and Steven R. Greathouse

10.11	Indemnification Agreement, dated November 21, 2019, between Alpine Income Property Trust, Inc. and Daniel E. Smith

10.12	Indemnification Agreement, dated November 21, 2019, between Alpine Income Property Trust, Inc. and Mark O. Decker, Jr.

10.13	Indemnification Agreement, dated November 21, 2019, between Alpine Income Property Trust, Inc. and M. Carson Good

10.14	Indemnification Agreement, dated November 21, 2019, between Alpine Income Property Trust, Inc. and Andrew C. Richardson

10.15	Indemnification Agreement, dated November 21, 2019, between Alpine Income Property Trust, Inc. and Jeffrey S. Yarckin

10.16

Alpine Income Property Trust, Inc. 2019 Individual Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Registration Statement on Form S-8 (File No. 333-235256) filed on November 25, 2019)

10.17	Alpine Income Property Trust, Inc. 2019 Manager Equity Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpine Income Property Trust, Inc.

By:	/s/ Mark E. Patten
	Name:	Mark E. Patten
	Title:	Senior Vice President, Chief
Financial and Treasurer

Date: December 3, 2019